Exhibit 99.1

Guillermo A. Ramos EVP & CFO AMERISAFE 337.463.9052

AMERISAFE ANNOUNCES 2026 THIRD QUARTER RESULTS

Reports 3.0% Growth in Net Premiums Earned

DeRidder, LA – October 28, 2026 – AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of workers’ compensation insurance focused on high-hazard industries, today announced results for the third quarter ended September 30, 2026.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
	(in thousands, except per share data)			(in thousands, except per share data)
Gross premiums written	$76,673	$80,321	-4.5%	$251,141	$243,809	3.0%
Net premiums earned	73,321	71,196	3.0%	225,666	209,462	7.7%
Net investment income	6,605	6,566	0.6%	19,730	19,909	-0.9%
Net realized (losses) gains on investments (pre-tax)	(54)	—	NM	(144)	3,118	NM
Net unrealized (losses) gains on equity securities (pre-tax)	(193)	4,117	NM	6,267	2,794	NM
Net income	7,196	13,818	-47.9%	29,936	36,722	-18.5%
Diluted earnings per share	$0.39	$0.72	-45.8%	$1.60	$1.92	-16.7%
Operating net income	7,391	10,566	-30.0%	25,099	32,052	-21.7%
Operating earnings per share	$0.40	$0.55	-27.3%	$1.34	$1.68	-20.2%
Book value per share	$12.80	$14.47	-11.5%	$12.80	$14.47	-11.5%
Net combined ratio	96.5%	90.6%		95.0%	90.5%
Return on average equity	11.8%	20.5%		16.3%	18.4%

G. Janelle Frost, President and Chief Executive Officer, commented, “Third-quarter results reflected an increasingly competitive workers’ compensation market, softer audit premium, and higher expenses that weighed on our net combined ratio. At the same time, we maintained disciplined pricing, delivered favorable prior-year loss reserve development and saw encouraging improvement in new business activity late in the quarter. As we move forward, we remain focused on sustaining that momentum, while continuing to apply the underwriting discipline, proactive claims management and specialized safety expertise that underpin AMERISAFE’s long-term value.”

INSURANCE RESULTS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
	(in thousands)			(in thousands)
Gross premiums written	$76,673	$80,321	-4.5%	$251,141	$243,809	3.0%

Net premiums earned	73,321	71,196	3.0%	225,666	209,462	7.7%
Loss and loss adjustment expenses incurred	45,913	41,679	10.2%	140,694	122,498	14.9%
Underwriting and certain other operating costs, commissions, salaries and benefits	23,849	22,112	7.9%	70,721	64,457	9.7%
Policyholder dividends	1,054	712	48.0%	3,050	2,585	18.0%

Underwriting profit (pre-tax)	$2,505	$6,693	-62.6%	$11,201	$19,922	-43.8%

Insurance Ratios:
Current accident year loss ratio	72.0%	71.0%		72.0%	71.0%
Prior accident year loss ratio	-9.4%	-12.5%		-9.7%	-12.5%

Net loss ratio	62.6%	58.5%		62.3%	58.5%
Net underwriting expense ratio	32.5%	31.1%		31.3%	30.8%
Net dividend ratio	1.4%	1.0%		1.4%	1.2%

Net combined ratio	96.5%	90.6%		95.0%	90.5%

•	Voluntary premiums on policies written in the quarter increased 0.8%, compared to the third quarter of 2025, driven by strong renewal pricing and continued policy count growth.

•

Payroll audits remained additive to premiums written during the quarter; however, policy cancellations and other related premium adjustments more than offset that contribution. As a result, payroll audits and related premium adjustments decreased premiums written by $1.6 million in the third quarter of 2026, compared with an increase of $2.5 million in the same period in 2025.

•

Loss and loss adjustment expenses benefited from $6.9 million of favorable case reserve development, primarily on accident years 2023 and prior, resulting in a net loss ratio of 62.6%, compared to favorable prior accident year development of $8.9 million and a net loss ratio of 58.5% in the third quarter of 2025.

•

Underwriting expense ratio was 32.5% for the quarter, compared with 31.1% in the third quarter of 2025. The increase was primarily attributable to increased insurance-related assessments, higher compensation costs, and higher commission expense.

•	Our effective tax rate for the quarter was 20.0%, compared with 21.0% in the third quarter of 2025. The decrease was primarily due to a higher proportion of income from tax-exempt investments.

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INVESTMENT RESULTS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
	(in thousands)			(in thousands)
Net investment income	$6,605	$6,566	0.6%	$19,730	$19,909	-0.9%
Net realized (losses) gains on investments (pre-tax)	(54)	—	NM	(144)	3,118	NM
Net unrealized (losses) gains on equity securities (pre-tax)	(193)	4,117	NM	6,267	2,794	NM
Pre-tax investment yield	3.5%	3.2%		3.4%	3.2%
Tax-equivalent yield (1)	4.0%	3.9%		4.0%	3.9%

(1)	The tax equivalent yield is calculated using the effective interest rate and the appropriate marginal tax rate.

•

Net investment income increased 0.6% to $6.6 million for the quarter, driven by an improved portfolio book yield and disciplined expense management. These benefits were partially offset by lower average investable assets compared to the prior-year period, primarily due to capital returned to shareholders through dividends and share repurchases.

•	Net unrealized losses on equity securities were $0.2 million in the third quarter of 2026, compared with $4.1 million of net unrealized gains on equity securities in the third quarter of 2025.

•	As of September 30, 2026, the carrying value of AMERISAFE’s investment portfolio, including cash and cash equivalents, was $753.3 million.

CAPITAL MANAGEMENT

During the third quarter of 2026, the Company paid a regular quarterly cash dividend of $0.41 per share on September 25, 2026, representing a 5.1% increase compared to the third quarter of 2025. On October 27, 2026, the Board of Directors of AMERISAFE declared a quarterly cash dividend of $0.41 per share, payable on December 11, 2026, to shareholders of record as of December 4, 2026.

Also during the quarter, the Company repurchased 5,450 shares of its common stock under the Company’s share repurchase program at an average cost of $30.18 per share, including commissions and excise tax, for a total of $0.2 million. Since the inception of its share repurchase program in 2010, the Company has repurchased 2,283,642 shares at an average cost of $28.01 per share, including commissions and excise tax, for a total of $64.0 million. The remaining outstanding share repurchase authorization under the program as of September 30, 2026, was $7.1 million.

Book value per share at September 30, 2026, was $12.80, a decrease of 4.4% from $13.39 at December 31, 2025.

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SUPPLEMENTAL INFORMATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands, except share and per share data)
Net income	$7,196	$13,818	29,936	$36,722
Less:
Net realized (losses) gains on investments	(54)	—	(144)	3,118
Net unrealized (losses) gains on equity securities (pre-tax)	(193)	4,117	6,267	2,794
Tax effect (1)	52	(865)	(1,286)	(1,242)

Operating net income (2)	$7,391	$10,566	25,099	$32,052

Average shareholders’ equity (3)	$243,622	$270,172	$244,426	$266,057
Less:
Average accumulated other comprehensive loss	(10,235)	(5,619)	(9,853)	(6,276)

Average adjusted shareholders’ equity (2)	$253,857	$275,791	$254,279	$272,333

Diluted weighted average common shares	18,639,943	19,072,061	18,760,320	19,106,556
Return on average equity (4)	11.8%	20.5%	16.3%	18.4%
Operating return on average adjusted equity (2)	11.6%	15.3%	13.2%	15.7%
Diluted earnings per share	$0.39	$0.72	$1.60	$1.92
Operating earnings per share (2)	$0.40	$0.55	$1.34	$1.68

(1)	The tax effect of net realized gains (losses) on investments and net unrealized gains (losses) on equity securities is calculated with an effective tax rate of 21%.
(2)

Operating net income, average adjusted shareholders’ equity, operating return on average adjusted equity and operating earnings per share are non-GAAP financial measures. Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.

(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity for the applicable period.
(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

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NON-GAAP FINANCIAL MEASURES

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (the SEC) and includes a reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP in the Supplemental Information in this release.

Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these standard industry financial measures, which include operating net income, average adjusted shareholders’ equity, operating return on average adjusted equity, and operating earnings per share.

CONFERENCE CALL INFORMATION

AMERISAFE has scheduled a conference call for October 29, 2026, at 10:00 a.m. Eastern Time to discuss the results for the quarter. To participate in the conference call, dial 786-297-8744 (Conference Code: 6500978) at least ten minutes before the call begins.

Investors, analysts, and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the “Investor Relations Home” page of the “Investors” section of the Company’s website (http://www.amerisafe.com). To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at the same website location.

ABOUT AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, agriculture, services, manufacturing, and maritime. AMERISAFE actively markets workers’ compensation insurance in 27 states.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans, expectations and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance, and include statements regarding management’s current views and expectations of the workers’ compensation insurance market, AMERISAFE’s growth opportunities, underwriting margins and actions by competitors. Investors are cautioned that many of the assumptions upon which these forward-looking statements are based might change after the date the forward-looking statements are made. Actual results may differ materially from the results expressed or implied in the forward-looking statements if the underlying assumptions prove to be incorrect or changes otherwise occur, or as the results of the materialization of risks, uncertainties and other factors impacting the business and operations of the Company, our policyholders or the market value of our investment portfolio. Factors that may affect our results are set forth in the Company’s filings with the SEC, including AMERISAFE’s Annual Report on Form 10-K and as may be further amended by subsequent filings with the SEC. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to update or revise any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes that arise after the date of this release.

Share repurchases may be effected from time to time pursuant to trading plans meeting the requirements of Rule 10b5-1 under the Exchange Act. The share repurchase program does not obligate the Company to repurchase any shares of the Company’s common stock and may be modified, increased, suspended or terminated at the discretion of the Board. The Board’s determination will depend on a variety of factors, including but not limited to, market conditions and applicable regulatory considerations. It is anticipated that any future repurchases will be funded from available capital.

- Tables to Follow -

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(unaudited)		(unaudited)
Revenues:
Gross premiums written	$76,673	$80,321	$251,141	$243,809
Ceded premiums written	(3,956)	(4,334)	(12,241)	(12,698)

Net premiums written	$72,717	$75,987	$238,900	$231,111

Net premiums earned	$73,321	$71,196	$225,666	$209,462
Net investment income	6,605	6,566	19,730	19,909
Net realized (losses) gains on investments	(54)	—	(144)	3,118
Net unrealized (losses) gains on equity securities	(193)	4,117	6,267	2,794
Fee and other income	133	97	354	378

Total revenues	79,812	81,976	251,873	235,661

Expenses:
Loss and loss adjustment expenses incurred	45,913	41,679	140,694	122,498
Underwriting and other operating costs	23,849	22,112	70,721	64,457
Policyholder dividends	1,054	712	3,050	2,585
Provision for investment related credit loss benefit	(2)	(8)	(15)	(36)

Total expenses	70,814	64,495	214,450	189,504

Income before taxes	8,998	17,481	37,423	46,157
Income tax expense	1,802	3,663	7,487	9,435

Net income	$7,196	$13,818	$29,936	$36,722

Basic EPS:
Net income	$7,196	$13,818	$29,936	$36,722

Basic weighted average common shares	18,516,539	18,980,807	18,617,768	19,018,293
Basic earnings per share	$0.39	$0.73	$1.61	$1.93

Diluted EPS:
Net income	$7,196	$13,818	$29,936	$36,722

Diluted weighted average common shares:
Weighted average common shares	18,516,539	18,980,807	18,617,768	19,018,293
Restricted stock and RSUs	123,404	91,254	142,552	88,263

Diluted weighted average common shares	18,639,943	19,072,061	18,760,320	19,106,556
Diluted earnings per share	$0.39	$0.72	$1.60	$1.92

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	September 30, 2026	December 31, 2025
	(unaudited)
Assets
Investments	$713,587	$734,855
Cash and cash equivalents	39,678	61,926
Amounts recoverable from reinsurers	108,180	108,098
Premiums receivable, net	178,665	160,944
Deferred income taxes	19,843	17,572
Deferred policy acquisition costs	22,383	21,085
Other assets	27,701	26,064

	$ 1,110,037	$1,130,544

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$586,089	$613,583
Unearned premiums	148,737	135,503
Insurance-related assessments	18,699	15,979
Other liabilities	119,259	113,881
Shareholders’ equity	237,253	251,598

Total liabilities and shareholders’ equity	$1,110,037	$1,130,544

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